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Exhibit A
                                                              NEWS RELEASE
                                                              May 18, 1998


CONTACTS: Financial                            Marketing
          Greentree Software                   Greentree Software
          Philip Wolf, Chief Financial Officer John Timmerman
          (612) 941-1500                       (602) 788-3000
                                               jtimmerman@greentreesoftware.com


          GREENTREE ANNOUNCES COMPLETION OF $4.2 MILLION PRIVATE PLACEMENT

(Minneapolis, MN), May 18, 1998 -- Greentree Software Inc.. (OTCBB: GTSW) announced today the completion of its private placement which raised a total of $4.2 million. $3.2 million was placed to L-R Global Partners, L.P. in the form of a convertible promissory note as stated in the Company's news release dated April 17, 1998. An additional $1.0 million in equity was sold to investors during the period from November 1997 through April 1998. These proceeds will be used to launch an aggressive sales and marketing campaign, expand the customer support organization, and provide necessary working capital.

"This funding represents a significant vote of confidence by investors," stated Greentree Software, Inc. CEO, Joe Mooney. "With their support, both financially and strategically, Greentree is now well-positioned to maximize future growth opportunities in the emerging market space of supply-chain management and the exploding e-business world."

Greentree Software, Inc. develops, markets, and distributes PurchaseSoft brand products, software specializing in MRO (maintenance, repair and operating), procurement and materials management automation. PurchaseSoft is a full life-cycle suite of software that encompasses and touches all aspects of the supply chain including: electronic catalogs, requisitioning, and requests for quotations, quotations and analyses, purchasing, receiving, inventory management, fixed asset management and invoice management. Headquartered in Minneapolis, Minnesota, Greentree has a growing base of 200+ customers from a diverse range of industries including Toys "R" Us, JC Penney Insurance, Georgetown University, Steelcase, and Donaldson, Lufkin & Jenrette.

SAFEHARBOR STATEMENT
STATEMENTS CONTAINED HEREIN THAT ARE NOT HISTORICAL FACTS, INCLUDING BUT NOT LIMITED TO STATEMENTS ABOUT THE COMPANY'S PROSPECTS AND FUTURE GROWTH, MAY BE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO A VARIETY OF RISKS AND UNCERTAINTIES. THERE ARE A NUMBER OF IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY THE COMPANY, INCLUDING, BUT ARE NOT LIMITED TO, THE CONTINUING DEVELOPMENT OF THE COMPANY'S SALES, MARKETING AND SUPPORT EFFORTS.

More information about PurchaseSoft by Greentree Software, Inc. can be found at http://www.greentreesoftware.com.